Exhibit 99.1

Loan and Security Agreement

This Loan and Security Agreement is made and entered into by and between SUMMIT FINANCIAL RESOURCES, L.P., and ALLIED HEALTHCARE PRODUCTS, INC. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1.    Definitions. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. Terms defined in the UCC shall have the meanings set forth in the UCC, except as otherwise defined herein. As used herein, the term:

“Account” shall have the meaning set forth in the UCC.

“Account Advance” means an advance of the Loan based on Eligible Accounts.

“Account Advance Rate” means eighty-five percent (85%), or such other percent as may be determined from time to time by Lender in its sole discretion.

“Account Debtor” means any person or entity obligated for payment of an Account.

“Account Due Date” means ninety (90) days from the date of the invoice evidencing the Account.

“Accounting Standards” means (a) in the case of financial statements and reports, conformity with generally accepted accounting principles and fully and fairly representing the financial condition as of the date thereof and the results of operations for the period or periods covered thereby, consistent with other financial statements of Borrower previously delivered to Lender, and (b) in the case of calculations, definitions, and covenants, generally accepted accounting principles consistent with those used in the preparation of financial statements of Borrower previously delivered to Lender.

“Accounts Receivable Administration Fee” shall have the meaning set forth in Section 2.7 Administration Fees.

“Administration Fees” means, collectively, the Accounts Receivable Administration Fees and the Inventory Administration Fees.

“Banking Business Day” means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which national banks in the State of Utah are authorized to close.

“Borrower” means ALLIED HEALTHCARE PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, its successors and, if permitted, assigns.

“Collateral” means the following personal property of Borrower, wherever located, now owned or existing or hereafter acquired or created, all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of the Collateral, all leases of any of the Collateral, all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the Collateral or any interest therein, all amendments, modifications, renewals, extensions, and replacements thereof, and all products and proceeds thereof: (a) all Inventory; (b) all Accounts; (c) all equipment, goods and motor vehicles; (d) all general intangibles, including, without limitation, any and all patents, trademarks and copyrights (registered or unregistered), trade secrets, domain names and addresses, and intellectual property licenses; (e) any and all promissory notes and instruments payable to or owing to Borrower or held by Borrower; any and all leases under which Borrower is the lessor; any and all chattel paper in favor of, owing to, or held by Borrower, including, without limitation, any and all conditional sale contracts or other sale agreements, whether Borrower is the original party or the assignee; and any and all security agreements, collateral and titles to motor vehicles which secure any of the foregoing obligations; all deposit accounts, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due; all investment property, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, all documents; all letter-of-credit rights; and all supporting obligations; and (f) all balances, deposits, debts or any other amounts or obligations of Lender owing to Borrower, including, without limitation, any Reserve, whether or not due.

“Collected Payments” means collections and payments received by Lender on Accounts of Borrower. Credits for Collected Payments shall be provisional and subject to final payment and collection of the deposited item.

“Collected Reserve” means such amounts as may be determined from time to time by Lender in its sole discretion that are deducted from Collected Payments or withheld by Lender from disbursements of the Loan.

“Default Rate” means a variable interest rate computed on the basis of a three hundred sixty (360) day year as follows: twenty percent (20%) per annum above the Prime Rate, adjusted as of the date of any change in the Prime Rate.

“Eligible Account” means an Account of Borrower which meets the following specifications at the time it is created and at all times thereafter until collected in full unless otherwise indicated by Lender in its sole and absolute discretion:

a.     The Account meets all applicable representations, warranties, and covenants concerning the Collateral set forth in Section 4.4 Representations and Warranties Concerning Collateral and Section 4.5 Covenants Concerning Collateral.

b.     The Account is not past the Account Due Date.

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c.     Performance of all services giving rise to the Account has been completed and all goods giving rise to the Account have been delivered.

d.     The Account Debtor is located or authorized to do business within the United States or Canada (excluding the province of Newfoundland, the Northwest Territories, and the Territory of Nunavut) and maintains an office and transacts business in the United States or Canada (excluding the province of Newfoundland, the Northwest Territories, and the Territory of Nunavut), or payment of the Account (i) has been assured by a letter of credit in a form and upon terms acceptable to Lender or (ii) is covered under a policy of credit insurance acceptable to Lender which has been assigned to Lender or names Lender as an additional insured and lender loss payee in a form and manner acceptable to Lender.

e.     No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the Account Debtor; no receiver, trustee or custodian has been appointed for any part of the property of the Account Debtor; and no property of the Account Debtor has been assigned for the benefit of creditors.

f.      Neither the Account, nor any invoice, credit application, bill, billing memorandum, correspondence, or any other document relating to an Account, contracts for or charges any interest or any other charge in excess of the maximum non-usurious rate allowed pursuant to applicable law.

g.     If twenty-five percent (25%) or more of the outstanding Accounts owing by an Account Debtor are past the Account Due Date, none of the Accounts owing by that Account Debtor shall be Eligible Accounts.

h.     The Account is not owing by an Account Debtor for whom the terms of sale by Borrower are cash on delivery (“COD”) or considered a cash sale.

i.      Borrower does not owe an account payable to the Account Debtor which could be set off against the Account.

j.      If the total of all outstanding Accounts owing by any single Account Debtor equals seventy percent (70%) or more of the total outstanding Accounts owing to Borrower, the amount of Accounts owing by that Account Debtor in excess of this limit shall not be Eligible Accounts.

k.    If the Account is subject to any type of retainage, only the non-retainage portion of the Account shall be an Eligible Account.

l.      The Account is not owing with respect to any job which is bonded.

m.     The Account does not arise from goods placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

n.     The Account is not owing by an employee, officer, or director of Borrower or by a parent, subsidiary, sister company, or other company or entity related to or an affiliate of Borrower.

o.     For all Accounts arising under any contract, subcontract, purchase order, or any other agreement with or related to the United States Government, or any agency, branch, division, or subdivision thereof, the Account Debtor has acknowledged and consented to Borrower’s assignment of Accounts to Lender and has agreed, in a form acceptable to Lender, to remit payments directly to Lender.

p.     The Account will not be paid by credit card or other form of electronic payment other than wire or ACH transfer sent directly to a deposit account specified by Lender.

q.     The Account Debtor is a duly organized and registered business entity and not an individual consumer.

r.      The Account has not been deemed by Lender to be unacceptable and is not owing by an Account Debtor deemed by Lender to be unacceptable.

“Eligible Inventory” means Inventory located on Borrower’s premises or at such other locations as Lender may approve from time to time in writing, which consists of finished goods or raw materials that can be readily marketed for sale without further processing, which is subject to no security interest, lien, or encumbrance of any nature whatsoever with priority over the security interest created by the Loan Documents, except any liens for current taxes and assessments which are not delinquent, and which meets all applicable representations, warranties, and covenants concerning Collateral set forth in Section 4.4 Representations and Warranties Concerning Collateral and Section 4.5 Covenants Concerning Collateral; but excluding any Inventory which consists of shipping materials or which, in the sole discretion of Lender, is damaged, outdated, obsolete, or otherwise unacceptable to Lender.

“Escrow Reserve” means the amount of Eligible Accounts withheld by Lender on which disbursements of the Loan are based equal to one (1) minus the Account Advance Rate multiplied by the face amount of the Eligible Accounts.

“Event of Default” shall have the meaning set forth in Section 8.1 Events of Default.

“Inventory” shall have the meaning set forth in the UCC.

“Inventory Administration Fee” shall have the meaning set forth in Section 2.7 Administration Fees.

“Inventory Advance” means an advance of the Loan based on Eligible Inventory.

“Inventory Advance Rate” means fifty percent (50%), or such other percent as may be determined from time to time by Lender in its sole discretion.

“Lender” means SUMMIT FINANCIAL RESOURCES, L.P., a Hawaii limited partnership, its successors and assigns.

“Liquidation Costs” means the reasonable costs and out of pocket expenses incurred by Lender in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (a) reasonable attorneys’ fees and legal expenses, (b) transportation and storage costs, (c) advertising costs, (d) sale commissions, (e) sales tax and license fees, (f) costs for improving or repairing any of the Collateral, and (g) costs for preservation and protection of any of the Collateral.

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“Loan” means the loan to be made pursuant to Section 2 Loan Description.

“Loan and Security Agreement” means this agreement, together with any exhibits, amendments, addendums, and modifications.

“Loan Commitment Period” means an initial period of two (2) years commencing on the date of this Loan and Security Agreement and thereafter successive periods of one (1) year each commencing upon completion of each prior Loan Commitment Period.

“Loan Documents” means the Loan and Security Agreement, Security Documents, all other agreements and documents contemplated by any of the aforesaid documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Material Adverse Effect” means a material adverse effect on Borrower’s financial condition, conduct of its business, or ability to perform its obligations under the Loan Documents.

“Maximum Loan Amount” means two million dollars ($2,000,000).

“Monthly Minimum” means twenty-five hundredths percent (0.25%) of the Maximum Loan Amount.

“Payment Instruction Letter” shall have the meaning set forth in Section 4.2 Payment on Accounts.

“Permitted Encumbrances” means liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, security interests and liens created by the Loan Documents, and security interests and liens authorized in writing by Lender.

“Prime Rate” means the Prime Rate as published in the Money Rates section of The Wall Street Journal. This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Qualified Bank Financing” means financing provided directly by a full service commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation in the form of a revolving line of credit for which the primary collateral is Borrower’s Accounts. Financing provided by a subsidiary, affiliate or division of such a bank does not qualify as Qualified Bank Financing.

“Reserve” means, individually and collectively, the Escrow Reserve and the Collected Reserve.

“Security Documents” means all security agreements, including, without limitation, this Loan and Security Agreement, assignments, pledges, financing statements, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the obligations created or contemplated by any of the Loan Documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“UCC” means the Uniform Commercial Code as adopted now or in the future in the State of Utah.

2.    Loan Description.

2.1     Amount of Loan. Upon fulfillment of all conditions precedent set forth in this Loan and Security Agreement, and so long as no Event of Default exists and no other breach has occurred under the Loan Documents, Lender may, in its sole discretion, loan Borrower up to the Maximum Loan Amount.

2.2     Nature and Duration of Loan. The Loan shall be a revolving loan payable in full upon the date and upon the terms and conditions provided in this Loan and Security Agreement. Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Loan and Security Agreement. The right of Borrower to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Section 5 Conditions to Loan Disbursements have been fully satisfied, and shall terminate: (a) upon occurrence of an Event of Default or (b) upon the expiration of the final Loan Commitment Period.

2.3     Notice and Manner of Borrowing. Requests by Borrower for advances of the Loan shall be given in writing or orally no later than one (1) Banking Business Day prior to the date on which the advance is to be made. Each request for an advance shall be accompanied by such reports, certificates, and information as may be required hereunder or otherwise requested by Lender, in the form requested by Lender, including, without limitation, an itemization of outstanding Eligible Accounts, details and information concerning outstanding Eligible Accounts and concerning Eligible Inventory, and an updated report on collections on Eligible Accounts.

2.4     Interest. So long as no Event of Default has occurred, interest shall accrue on the outstanding principal balance of the Loan from the date of disbursement of the principal amount of the Loan, or any portion thereof, until paid, both before and after judgment, at a variable rate computed on the basis of a three hundred sixty (360) day year as follows:

a.     Interest shall accrue on all outstanding principal relating to Account Advances at two percent (2%) per annum above the Prime Rate from time to time in effect, adjusted as of the date of any change in the Prime Rate; and

b.     Interest shall accrue on all outstanding principal relating to Inventory Advances at two percent (2%) per annum above the Prime Rate from time to time in effect, adjusted as of the date of any change in the Prime Rate.

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Interest shall be paid monthly in arrears commencing on the last day of the month in which this Loan and Security Agreement is executed and on the last day of each month thereafter. For purposes of calculating interest owing, payments delivered to a bank or other agent on behalf of Lender shall be deemed received three (3) Banking Business Days after the date of receipt of advice by Lender from the bank or agent that the payments received have been credited to the account of Lender.

2.5    Collected Payments; Setoff and Deduction by Lender. Lender shall apply all Collected Payments to the Loan and to payment of all other obligations owing by Borrower under the Loan Documents in such order as set forth in Section 10.12 Interest on Expenses and Indemnification, Collateral, Order of Application. As to all amounts owing to Lender by Borrower, Lender may (a) deduct such amount from Collected Payments, (b) setoff and deduct such amount against disbursements of the Loan, (c) demand payment from Borrower whereupon Borrower shall promptly pay such amount to Lender, or (d) exercise any combination of the alternatives set forth in this Section or available under the Loan Documents, at law, or in equity.

2.6    Limitations on Advances.

a.     Account Advances. Notwithstanding anything to the contrary in the Loan Documents, no Account Advances shall be made on the Loan if, after making the requested Account Advance, the total, aggregate, principal amount of all Account Advances outstanding will exceed the lesser of: (i) the total, face amount of all outstanding Eligible Accounts multiplied by the Account Advance Rate, or (ii) together with the aggregate amount of all outstanding Inventory Advances, the Maximum Loan Amount.

b.     Inventory Advances. Notwithstanding anything to the contrary in the Loan Documents, no Inventory Advances shall be made on the Loan if, after making the requested Inventory Advance, the total, aggregate, principal amount of all Inventory Advances outstanding will exceed the lesser of: (i) the total cost of Eligible Inventory (as determined by Lender in its sole discretion) multiplied by the Inventory Advance Rate, (ii) fifty percent (50%) of the amount of outstanding Account Advances, (iii) five hundred thousand dollars ($500,000), or (iv) together with the aggregate amount of all outstanding Account Advances, the Maximum Loan Amount.

Borrower will maintain at all times Eligible Accounts and Eligible Inventory so that the total, aggregate, principal amount of all Account Advances and Inventory Advances at any time outstanding and unpaid shall be in compliance with these formulas. If at any time the total, aggregate, principal amount of all Account Advances and/or Inventory Advances outstanding and unpaid exceeds any of the amounts allowable under either of these formulas, Borrower shall immediately make payment to Lender in a sufficient amount to bring the amount of such advances back into compliance, and if such payment is not immediately made, interest shall accrue on such amount at the Default Rate, regardless of whether Lender waives the Event of Default caused by such non-payment.

Notwithstanding the foregoing, upon the request of Borrower, Lender may, in its sole discretion and without any duty to do so, elect from time to time to make Account Advances in excess of the formula set forth in this Section (each an “Authorized Overadvance”). Lender may decline to make any Authorized Overadvance for any reason or for no reason, without notice, regardless of any course of conduct or past Authorized Overadvances made by Lender. Each Authorized Overadvance shall be subject to the interest, fees and charges, and all terms and conditions applicable to an Account Advance under this Loan and Security Agreement, and may be subject to additional interest, fees and charges, and terms and conditions as Lender may indicate at the time of its authorization for the Authorized Overadvance, and each Authorized Overadvance shall be repaid in accordance with the terms indicated by Lender at the time of its authorization for the Authorized Overadvance.

2.7    Administration Fees.

a.     Accounts Receivable Administration Fee. Borrower shall pay Lender a monthly administration fee (the “Accounts Receivable Administration Fee”) in an amount equal to forty-seven hundredths percent (0.47%) of the average outstanding daily principal amount of Account Advances for each calendar month, or portion thereof.

b.     Inventory Administration Fee. Borrower shall pay Lender a monthly administration fee (the “Inventory Administration Fee”) in an amount equal to forty-seven hundredths percent (0.47%) of the average outstanding daily principal amount of Inventory Advances for each calendar month, or portion thereof.

The Administration Fees are for monitoring of the Collateral and for management of the Accounts and are not intended to be and shall not be construed to be interest. The Administration Fees shall be due and payable monthly in arrears. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary each month to pay the Administration Fees.

2.8    Supplemental Fee. Borrower shall pay Lender a monthly supplemental fee in an amount equal to the amount by which the Monthly Minimum exceeds the amount of Administration Fees for each month plus the amount of interest paid for each month. The supplemental fee shall be due and payable monthly in arrears. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary to pay the monthly supplemental fees.

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2.9     Reserve. The Reserve shall be a contingent obligation owing to Borrower by Lender and shall be disbursed only in accordance with the terms and conditions of this Loan and Security Agreement. Lender may use the Reserve, in Lender’s sole discretion, to repay any obligations owing by Borrower to Lender as set forth in Section 2.5 Collected Payments; Setoff and Deduction by Lender. Interest shall not accrue on the Reserve and Borrower shall not be entitled to any interest on the Reserve. Lender shall have no obligation to segregate, not commingle, or otherwise account for the use of the Reserve, and Lender shall be free to use the Reserve as working capital or as Lender otherwise determines. From time to time and upon Borrower’s request, Lender may, in its sole discretion, elect to release all or any portion of the Collected Reserve to Borrower. In addition, upon termination and payment in full of the Loan and all other obligations owing by Borrower under the Loan Documents, any balance of the Reserve shall be paid to Borrower, provided that if Lender has reasonable grounds to believe that any collections or other payments received by Lender may be dishonored, voided, or preferential, or claims may be made against Lender for which Borrower would be liable, Lender may continue to hold the Reserve so long as such matters are outstanding and unresolved.

2.10    Excess Interest. It is the intent of the parties to comply with any usury law applicable to the Loan and to all amounts owing pursuant to the Loan Documents and it is understood and agreed that in no event and upon no contingency shall Borrower be required to pay interest in excess of the rate allowed by any laws of any state which are determined to be applicable and governing. The intention of the parties being to conform strictly to any applicable usury laws, the Loan Documents shall be held to be subject to reduction to the amount allowed under any applicable and governing usury laws as now or hereafter construed by the courts having jurisdiction. In the event Lender receives any interest under the Loan Documents in excess of any highest permissible rate under any applicable and governing law, such excess interest (including simple interest thereon at the interest rate at the highest permissible rate which is applicable and governing) shall be promptly applied to any unpaid principal balance owed by Borrower. To the extent such excess interest is greater than the unpaid principal balance, Lender shall promptly remit such overage to Borrower.

3.    Renewal of Loan Commitment Period; Termination of Loan. Each Loan Commitment Period shall automatically renew for an additional Loan Commitment Period unless Borrower or Lender provides written notice of non-renewal at least sixty (60) days prior to the end of the current Loan Commitment Period. If Borrower elects to terminate the Loan at any time during the first twelve (12) months from the date of this Loan and Security Agreement, or if an Event of Default accelerates payment of the Loan or terminates the right of Borrower to receive advances hereunder, Borrower shall pay Lender an early termination fee equal to the Monthly Minimum multiplied by the number of months, or portions thereof, remaining in the first twelve (12) months from the date of this Loan and Security Agreement, which amount shall be due and payable in full upon the date of any such termination. In the event Borrower obtains proposed financing from a lender that does not qualify as Qualified Bank Financing to replace the Loan during the first twelve (12) months from the date of this Loan and Security Agreement, Borrower must provide at least sixty (60) days written notice of its intent to replace the Loan with such proposed financing, which notice shall itemize the material financial terms of such proposed financing. Lender may, within thirty (30) days of receipt of such notice, provide written notice to Borrower that Lender will match the material financial terms of such proposed financing whereupon Lender and Borrower shall amend the Loan Documents, as necessary, to match the material financial terms of such proposed financing and the Loan Documents shall remain in force.

Notwithstanding the foregoing, so long as no Event of Default has occurred, if at any time after the first six (6) months from the date of this Loan and Security Agreement Borrower obtains Qualified Bank Financing or equity financing to replace the Loan, Lender shall waive the foregoing early termination fee so long as Borrower provides at least sixty (60) days written notice of its intent to replace the Loan with such Qualified Bank Financing or such equity financing. In addition to the foregoing and so long as no Event of Default has occurred, in the event Borrower requests Account Advances or Inventory Advances and any such requested advances would not cause the total, aggregate, principal amount of all outstanding Account Advances and Inventory Advances to exceed the formulas set forth in Section 2.6 Limitations on Advances and Lender, in exercising its discretion permitted herein, elects not to make any such requested advances for ten (10) consecutive Banking Business Days, then Borrower may immediately terminate the then current Loan Commitment Period and replace the Loan with alternative financing or otherwise repay in full all obligations owing hereunder and Lender shall waive the foregoing early termination fee.

Upon any non-renewal or termination of the Loan, all other terms and provisions of this Loan and Security Agreement, including, without limitation, the security interests granted in favor of Lender, shall remain in full force and effect until all amounts owing to Lender hereunder have been finally paid in full.

4.    Security for Loan.

4.1     Grant of Security Interest. Borrower hereby grants Lender a security interest in the Collateral. Borrower and Lender acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Borrower, regardless of when advances to Borrower are actually made or when the Collateral is created or acquired.

The Collateral shall secure all of Borrower’s present and future debts, obligations, and liabilities of whatever nature, and without any limitation whatsoever, to Lender, including, without limitation, (a) the Loan, (b) all obligations of Borrower under the Loan Documents, (c) all advances of the same kind and quality relating to this transaction, and (d) transactions in which the documents evidencing the indebtedness refer to this grant of security interest as providing security thereof.

Borrower’s obligations under this Loan and Security Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Loan and Security Agreement.

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4.2    Payment on Accounts.

a.     Except as agreed otherwise in writing by Lender, all payments on all Accounts shall be made directly to Lender. Upon execution and delivery of this Loan and Security Agreement, Borrower shall immediately execute and deliver to Lender a payment instruction letter in a form acceptable to Lender (the “Payment Instruction Letter”). Lender is hereby authorized to, and may at any time and from time to time, use the Payment Instruction Letter, or any other form of notice as determined by Lender, to notify any or all Account Debtors that the Accounts of Borrower have been assigned to Lender and/or to instruct any or all Account Debtors that the Accounts of Borrower are to be paid directly to Lender. Borrower shall not amend, modify, or otherwise alter the payment instructions contained in the Payment Instruction Letter or otherwise interfere in any manner with such payment instructions. In addition, in order to cause all payments on all Accounts be sent directly to Lender and unless directed otherwise in writing by Lender, Borrower shall promptly mail an invoice to each Account Debtor on each Account, which invoice shall be stamped or printed with a notice, in a form acceptable to Lender, instructing that payment on the Account is to be made in accordance with the payment instructions contained in the Payment Instruction Letter.

b.     Except as agreed otherwise in writing by Lender, any payments received by Borrower on Accounts shall be held in trust by Borrower for Lender, and in the event an Account Debtor makes payment to Borrower on any Account, Borrower shall immediately notify Lender of the payment and deliver the payment to Lender. If payment is made by check or similar instrument, such instrument shall be immediately delivered to Lender in the form received without negotiation. If any payment received by Borrower on any Account is deposited or negotiated by Borrower, or if Borrower fails to tender any payment to Lender within two (2) Banking Business Days of receipt by Borrower, Borrower shall, in addition to immediately delivering the payment to Lender, pay Lender a payment conversion fee equal to ten percent (10%) of the amount of the payment. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary to pay any payment conversion fees.

c.     Borrower does hereby make, constitute, and appoint Lender and its designees as Borrower’s true and lawful attorney in fact, with full power of substitution, to (i) cause any mail relating to the Accounts to be delivered to a designated address of Lender, (ii) receive and open all mail addressed to Borrower and to remove therefrom any payments of Accounts, and (iii) endorse Borrower’s name upon any notes, checks, acceptances, drafts, money orders, and other forms of payment of the Accounts of Borrower. Borrower agrees to execute and deliver any documents and take such actions as may be reasonably requested by Lender to give effect to the foregoing. This power of attorney is irrevocable and coupled with an interest.

4.3    Collection of Accounts. Until such time as provided in this Section, Borrower is authorized to collect the Accounts in a commercially reasonable manner, provided that (a) Borrower instructs all Account Debtors to remit all payments on all Accounts directly and exclusively to Lender in accordance with the payment instructions set forth in the Payment Instruction Letter, and (b) in the event Borrower receives any payment from an Account Debtor on any Account, Borrower immediately delivers such payment directly to Lender in accordance with Section 4.2 Payment on Accounts. Borrower agrees to use diligent and good faith efforts to collect the Accounts. Notwithstanding the foregoing, Borrower authorizes Lender to contact Account Debtors concerning verification, payment, and collection of Accounts.

Upon the occurrence of an Event of Default, or upon Borrower’s receipt of notice from Lender that Borrower is no longer authorized to collect the Accounts, which Lender may determine at any time in its sole discretion for any reason or for no reason regardless of any course of conduct or past collections by Borrower, the following terms and conditions shall, unless directed otherwise in writing by Lender, thereafter apply to all Accounts:

a.     Borrower shall promptly mail an invoice to each Account Debtor on each Account, which invoice shall be stamped or printed with a notice, in a form acceptable to Lender, stating that the Account is payable to Lender and providing Lender’s payment instructions. Lender shall have the exclusive right to collect and to receive all payments on all Accounts, and Borrower shall not otherwise bill for, submit any invoice, or otherwise attempt to collect any Account.

b.     Borrower acknowledges and agrees that Lender’s collection of Accounts in a commercially reasonable manner does not require, and Lender is not obligated, to commence any legal action, including, without limitation, the sending of an attorney’s demand letter, to collect any Account. Borrower further acknowledges and agrees that Lender is not a collection agency and will not provide debt collection services for Borrower’s Accounts. If any Account is not timely paid, Lender may, but is not obligated to, engage a collection agency, attorney or other service provider to collect the Account. All commissions, fees and charges of any such collection agency, attorney or other service provider shall be paid by Borrower.

c.     Lender is authorized to continue to contact Account Debtors concerning verification, payment, and collection of Accounts, and Borrower authorizes Lender to settle or compromise any Account, in the sole discretion of Lender subject only to acting in good faith. Borrower hereby waives and releases any and all claims relating to or arising out of any act or omission by Lender in the verification and collection of Accounts, excluding those based on gross negligence or intentional misconduct.

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d.     Borrower shall promptly and completely respond to all requests from Lender for any information or records requested to assist in collection of Accounts. If Borrower fails to respond to any request within two (2) Banking Business Days, Lender may deem the Account to no longer be an Eligible Account.

e.     Upon inquiry from an Account or upon request of Lender, Borrower shall notify the Account Debtor to make payment directly to or as directed by Lender.

f.      Lender may, but has no duty to, and Borrower hereby authorizes Lender to, execute and file, on behalf of Borrower or in Lender’s name, mechanic’s liens and all other notices and documents to create, perfect, preserve, foreclose and/or release any lien for work performed or materials provided to improve real property. Except as otherwise instructed by Lender, Borrower is authorized to file any such mechanic’s liens and other notices and documents in Borrower’s discretion.

4.4    Representations and Warranties Concerning Collateral. Borrower represents and warrants that:

a.     Borrower is the sole owner of the Collateral.

b.     The Inventory and Accounts are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except Permitted Encumbrances.

c.     The Account is a bona fide obligation of the Account Debtor for the amount identified on the records of Borrower and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such Account except as reported to Lender prior to Lender making any advance based upon the Account.

d.     There are no defenses or setoffs to payment of the Account which can be asserted by way of defense or counterclaim against Borrower or Lender and the Account will be timely paid in full by the Account Debtor.

e.     There is presently no default or delinquency in any payment of the Accounts, except for any default or delinquency which has been reserved against by Borrower in accordance with generally accepted accounting principles and the Accounts will be timely paid in full by the obligors, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts.

f.      Borrower has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Accounts to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which do not affect a material portion of the Accounts.

g.     All services performed or goods sold giving rise to the Accounts have been rendered or sold in compliance with applicable laws, ordinances, rules, and regulations and in the ordinary course of Borrower’s business.

h.     There have been no extensions, modifications, or other agreements relating to payment of the Accounts, except those granted in the ordinary course of business and which do not affect a material portion of the Accounts.

4.5    Covenants Concerning Collateral. Borrower covenants that:

a.     Borrower will keep the Accounts and Inventory free and clear of any and all security interests, liens, assignments or other encumbrances, except Permitted Encumbrances.

b.     Borrower will immediately notify Lender of any dispute concerning any Account and of any bankruptcy filing, lien, garnishment, or other legal action concerning any Account or Account Debtor.

c.     Borrower hereby authorizes Lender to file UCC Financing Statements concerning the Collateral. Borrower will execute and deliver any documents (properly endorsed, if necessary) reasonably requested by Lender for perfection or enforcement of any security interest or lien, give good faith, diligent cooperation to Lender, and perform such other acts reasonably requested by Lender for perfection and enforcement of any security interest or lien, including, without limitation, obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper. Lender is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

d.     Borrower agrees to insure the Inventory, at Borrower’s expense, against loss, damage, theft, and such other risks as Lender may request to the full insurable value thereof with insurance companies and policies satisfactory to Lender. Proceeds from such insurance shall be payable to Lender as its interest may appear. Such policies shall name Lender as an additional insured and as lender loss payee and shall provide for a minimum thirty (30) days written cancellation notice to Lender. Upon request, policies or certificates attesting to such coverage shall be delivered to Lender. Insurance proceeds may be applied by Lender toward payment of any obligation secured by this Loan and Security Agreement, whether or not due, in such order of application as Lender may elect.

e.     Borrower will at all times keep accurate and complete records of the Collateral. Lender or its representatives may, at any time and from time to time, enter any premises where the Collateral and/or the records pertaining to the Collateral are located and inspect, inventory, audit, check, copy, and otherwise review the Collateral and the records concerning the Collateral.

f.      So long as no Event of Default has occurred, Borrower shall have the right to sell or otherwise dispose of the Inventory in the ordinary course of business so long as all Accounts and all payments arising therefrom are tendered directly to Lender. No other disposition of the Inventory may be made without the prior written consent of Lender.

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4.6     Release of Lender as Condition to Lien Termination. In recognition of Lender’s right to have all its attorneys’ fees and expenses incurred in connection with this Loan and Security Agreement secured by the Collateral, notwithstanding payment in full of the Loan and all other obligations secured by the Collateral, Lender shall not be required to release, reconvey, or terminate any Security Document unless and until Borrower has executed and delivered to Lender a general release in form and substance satisfactory to Lender.

5.    Conditions to Loan Disbursements.

5.1     Conditions to Loan Disbursements. Lender’s obligation to advance any funds at any time pursuant to this Loan and Security Agreement is discretionary, and Lender shall have no obligation to disburse any portion of the Loan under this Loan and Security Agreement, notwithstanding anything to the contrary in the Loan Documents. Lender may, at any time and from time to time, decline to advance all or any portion of the Loan under this Loan and Security Agreement for any reason or for no reason, without notice, regardless of any course of conduct or past advances or disbursements by Lender. In addition, Lender shall not consider making any disbursements of the Loan until all of the conditions set forth below have been satisfied, and each disbursement of the Loan shall be expressly subject to such conditions. All of the documents referred to below must be in a form and substance acceptable to Lender.

a.     All of the Loan Documents and all other documents contemplated to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

b.     All of the documents contemplated by the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and will have a priority acceptable to Lender.

c.     All other conditions precedent provided in or contemplated by the Loan Documents or any other agreement or document have been performed.

d.     As of the date of each disbursement of the Loan, the following shall be true and correct: (i) all representations and warranties made by Borrower in the Loan Documents are true and correct as of the date of such disbursement; and (ii) no Event of Default has occurred and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

e.     For each requested disbursement, Lender has received such reports and information as requested by Lender or otherwise required under this Loan and Security Agreement.

All conditions precedent set forth in this Loan and Security Agreement and any of the Loan Documents are for the sole benefit of Lender and may be waived unilaterally by Lender.

5.2     No Default, Adverse Change, False or Misleading Statement. Lender’s agreement to make the Loan available to Borrower pursuant to this Loan and Security Agreement shall, at Lender’s sole discretion, terminate upon the occurrence of any Event of Default, any event which could have a Material Adverse Effect, or upon the determination by Lender that any of Borrower’s representations made in any of the Loan Documents were false or materially misleading when made. Upon the exercise of such discretion, Lender shall be relieved of all further obligations under the Loan Documents.

6.    Representations and Warranties.

6.1     Organization and Qualification. Borrower represents and warrants that: (a) it is a corporation organized and existing under the laws of the State of Delaware; (b) its complete and exact name is ALLIED HEALTHCARE PRODUCTS, INC.; (c) the organizational identification number, if any, assigned to it by its state of organization is 884062; and (d) during the five (5) years preceding the date of this Loan and Security Agreement, it has not (i) been known by nor used any legal, fictitious or trade name; (ii) changed its name in any respect; (iii) been the surviving entity of a merger or consolidation; or (iv) acquired all or substantially all of the assets of any person or entity.

6.2     Authorization. Borrower represents and warrants that the execution, delivery, and performance by Borrower of the Loan Documents has been duly authorized by all necessary action on the part of Borrower and are not inconsistent with any organizational documents of Borrower, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which it is bound, and that upon execution and delivery thereof, the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

6.3     Accuracy of Financial Statements. Borrower represents and warrants that (a) all of its audited financial statements heretofore delivered to Lender, if any, have been prepared in accordance with Accounting Standards; (b) all of its unaudited financial statements heretofore delivered to Lender, if any, fully and fairly represent its financial condition as of the date thereof and the results of its operations for the period or periods covered thereby and are consistent with other financial statements previously delivered to Lender; (c) since the dates of the most recent audited and unaudited financial statements delivered to Lender, if any, there has been no event which would have a Material Adverse Effect on its financial condition; and (d) all of its pro forma financial statements heretofore delivered to Lender, if any, have been prepared consistently with its actual financial statements and fully and fairly represent its anticipated financial condition and the anticipated results of its operation for the period or periods covered thereby.

6.4     Full and Accurate Disclosure. Borrower represents and warrants that this Loan and Security Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other reports, information, and statements furnished by Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Borrower represents and warrants that it has not failed to disclose in writing to Lender any fact that would have a Material Adverse Effect.

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6.5     Compliance with Export Controls. Borrower represents and warrants that it is not listed and does not appear on any United States governmental restricted, debarred, suspended, or prohibited transaction export control designation lists and is able to make and receive any advance or extension of credit from or otherwise conduct business in accordance with applicable export control laws with Lender.

6.6     Compliance with All Other Applicable Law. Borrower represents and warrants that it has complied with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower’s business or the ownership of its properties, which may have a Material Adverse Effect.

6.7     Operation of Business. Borrower represents and warrants that Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

6.8     Payment of Taxes. Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, including interest and penalties, on Borrower’s assets, business and income, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

7.    Borrower’s Covenants. Borrower makes the following agreements and covenants, which shall continue so long as this Loan and Security Agreement is in effect and so long as Borrower is indebted to Lender for obligations arising out of, identified in, or contemplated by this Loan and Security Agreement.

7.1     Compliance with Export Controls. Borrower will notify Lender in writing within ten (10) days of any written or oral notification by any governmental entity that administrative, civil, or criminal proceedings have been initiated and that could result in Borrower being listed or appearing on any United States governmental restricted, debarred, suspended, or prohibited transaction export control designation lists. Borrower will immediately notify Lender in writing of any notification by any governmental entity that Borrower has actually been listed or appears on any United States governmental restricted, debarred, suspended, or prohibited transaction export control designation lists. Upon request from Lender, Borrower will provide documentary and other evidence of Borrower’s identity or to comply with any applicable law or regulation.

7.2     Continued Compliance with Applicable Law. Borrower shall conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; shall maintain in good standing all licenses and organizational or other qualifications reasonably necessary to its business and existence; and shall not engage in any business not authorized by and not in accordance with any of its organizational or other governing documents.

7.3     Payment of Taxes and Obligations. Borrower shall pay when due all taxes, assessments, and governmental charges and levies on Borrower’s assets, business, and income, and all material obligations of Borrower of whatever nature, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

7.4     Financial Statements and Reports; Audits. Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request. Audited financial statements and reports shall be prepared in accordance with Accounting Standards. Unaudited financial statements and reports shall fully and fairly represent Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender. Until requested otherwise by Lender and in addition to all other financial statements and reports that Lender may reasonably request, Borrower shall provide the following reports and certificates to Lender:

a.     A monthly reconciliation of borrowing base to Accounts and Inventory Reports in a form acceptable to Lender, to be delivered to Lender within fifteen (15) days of the end of each month, which shall include a certification by the chief financial officer or chief executive officer of Borrower as to the accuracy thereof.

b.     A borrowing base certificate in a form provided by or acceptable to Lender, to be delivered to Lender in connection with each request for an advance hereunder, demonstrating that the outstanding balance of Account Advances and Inventory Advances are in compliance with the terms and conditions of this Loan and Security Agreement and the availability for any additional requested advances hereunder, which shall include a certification by the chief financial officer or chief executive officer of Borrower as to the accuracy thereof.

In addition, Borrower shall, at any reasonable time and from time to time, permit Lender or any representative of Lender to conduct field audits, examine, audit, make copies of and extracts from the records and books of Borrower, visit and inspect the properties and assets of Borrower, and to discuss the affairs, finances, and Accounts of Borrower with any of Borrower’s officers, directors, and partners with Borrower and with Borrower’s independent accountants.

7.5     Inventory and Accounts. Borrower shall promptly notify Lender in writing upon any Eligible Account or Eligible Inventory ceasing to be or being determined to have been incorrectly identified as an Eligible Account or Eligible Inventory, as applicable. Borrower shall provide Lender with such reports and records concerning Inventory, Accounts, and accounts payable as Lender may reasonably request.

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7.6     Operation of Business. Borrower shall maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary or advisable to conduct its business and Borrower shall not violate any valid rights of others with respect to any of the foregoing. Borrower shall continue to engage in a business of the same general type as now conducted. Borrower will not change its name, use any other legal, fictitious or trade name, merge or consolidate with any other business or entity, or acquire all or substantially all of the assets of any person or entity without the prior written consent of Lender.

7.7     Insurance. Borrower shall maintain general liability and product liability insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. Proceeds from such insurance shall be payable to Lender as its interest may appear, shall name Lender as an additional insured and as a lender loss payee, and such policies shall provide for a minimum thirty (30) days written cancellation notice to Lender. Upon request, policies or certificates attesting to such coverage shall be delivered to Lender. Insurance proceeds may be applied by Lender toward payment of any obligation secured by this Loan and Security Agreement, whether or not due, in such order of application as Lender may elect.

7.8     Change of Control. No Change of Control of Borrower shall occur without Lender’s prior written consent.

“Change of Control” means any sale, assignment, or other transfer of more than twenty-five percent (25%) of the stock of Borrower, the persons who are the directors of Borrower as of the date of this Loan and Security Agreement fail to constitute a majority of the Board of Directors of Borrower, or the president or any other executive officer of Borrower resigns, is terminated, or otherwise ceases to function in such position.

8.    Default.

8.1     Events of Default. Time is of the essence of this Loan and Security Agreement. The occurrence of any of the following events shall constitute a default under this Loan and Security Agreement and under the Loan Documents and shall be termed an “Event of Default”:

a.     Borrower fails in the payment or performance of any obligation, covenant, agreement, or liability created by any of the Loan Documents or Borrower otherwise fails to comply with, or any default occurs on, any term in any of the Loan Documents.

b.     Any representation, warranty, or financial statement made by or on behalf of Borrower in any of the Loan Documents, or any document contemplated by the Loan Documents, is materially false or materially misleading.

c.     Any indebtedness of Borrower under any note, indenture, contract, agreement, or undertaking is accelerated.

d.     Default or an event which, with the passage of time or the giving of notice or both, would constitute a default, by Borrower, occurs on any note, indenture, contract, agreement, licensing agreement, or undertaking.

e.     Borrower is dissolved or substantially ceases business operations.

f.      A receiver, trustee, or custodian is appointed for any part of Borrower’s property, or any part of Borrower’s property is assigned for the benefit of creditors.

g.     Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Borrower.

h.     Any judgment or regulatory fine is entered against Borrower which may have a Material Adverse Effect.

i.      The attachment or filing of any Federal or State tax lien against Borrower or its assets.

j.      All or any part of the property of Borrower is attached, levied upon, or otherwise seized by legal process.

k.    Borrower becomes insolvent or fails to pay its debts as they mature.

l.      Any change occurs in Borrower’s condition or any event occurs which may have a Material Adverse Effect.

8.2     No Waiver of Event of Default. No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

9.    Remedies.

9.1     Remedies upon Event of Default. Upon the occurrence of an Event of Default, and at any time thereafter, all or any portion of the Loan and the other obligations due or to become due from Borrower to Lender, whether arising under this Loan and Security Agreement, the Security Documents or otherwise, at the option of Lender and without notice to Borrower of the exercise of such option, shall accelerate and become at once due and payable in full without presentment, demand, protest, or notice or other requirements of any kind (all of which are expressly waived by Borrower), and interest shall thereafter accrue on the principal amount of the Loan and on all other obligations owing by Borrower to Lender until paid in full, both before and after judgment, at the Default Rate. In addition, Lender shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Loan Documents:

a.     Lender shall have the right, immediately and without prior notice or demand, to set off against Borrower’s obligations to Lender, whether or not due, all money and other amounts owed by Lender in any capacity to Borrower.

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b.     Borrower does hereby make, constitute, and appoint Lender and its designees as Borrower’s true and lawful attorney in fact, with full power of substitution, to do any and all things necessary or proper to carry out the intent of this Loan and Security Agreement and to perfect and protect the liens and rights of Lender created under this Loan and Security Agreement. This power of attorney is irrevocable and coupled with an interest.

c.     Lender shall have all the rights and remedies available under the UCC.

d.     Lender shall have the right to enter upon any premises where the Collateral or records relating thereto may be and take possession of the Collateral and such records.

e.     Upon request of Lender, Borrower shall, at the expense of Borrower, assemble the Collateral and records relating thereto at a place designated by Lender and tender the Collateral and such records to Lender.

f.      Without notice to Borrower, Lender may obtain the appointment of a receiver of the business, property and assets of Borrower and Borrower hereby consents to the appointment of Lender or such person as Lender may designate as such receiver.

g.     Lender may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Loan and Security Agreement.

h.     Lender may credit bid at any UCC, bankruptcy, trustee or other sale, including, without limitation, any sale under Section 363 of the United States Bankruptcy Code.

Borrower shall be liable for all deficiencies owing on any obligations secured by this Loan and Security Agreement after liquidation of the Collateral. Lender shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition.

9.2     Rights and Remedies Cumulative. The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Lender might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.

9.3     No Waiver of Rights. No delay or omission in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

10.   General Provisions.

10.1    Governing Agreement. In the event of conflict or inconsistency between this Loan and Security Agreement and the other Loan Documents, the terms, provisions and intent of this Loan and Security Agreement shall govern.

10.2    Borrower’s Obligations Cumulative. Every obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.

10.3    Payment of Expenses and Attorneys’ Fees. Borrower shall pay all reasonable expenses of Lender relating to the initial negotiation, drafting of documents, documentation of the Loan, and due diligence fees and expenses incurred in making the Loan; provided, however, that Borrower shall not be required to pay more than ten thousand dollars ($10,000) for any such expenses. In addition, Borrower shall pay all reasonable expenses of Lender relating to the ongoing negotiation, drafting of documents, and administration and supervision of the Loan, including, without limitation, appraisal fees, environmental inspection fees, field examination expenses, title insurance, recording fees, filing fees, and reasonable attorneys’ fees and legal expenses, whether incurred in future amendments or modifications to the Loan Documents or in ongoing administration and supervision of the Loan.

Upon occurrence of an Event of Default, Borrower agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by Lender in enforcing, or exercising any remedies under, the Loan Documents, and any other rights and remedies. Additionally, Borrower agrees to pay all Liquidation Costs. Any and all such costs, expenses, and Liquidation Costs shall be payable by Borrower upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.

Borrower agrees to pay all expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, the Loan Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

10.4    Right to Perform for Borrower. Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform any other obligation of Borrower under this Loan and Security Agreement or under the Security Documents.

10.5    Assignability. Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer is void. Lender may assign or transfer any of the Loan Documents. Funding of this Loan may be provided by an affiliate of Lender.

10.6    Third Party Beneficiaries. The Loan Documents are made for the sole and exclusive benefit of Borrower and Lender and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of the Loan Documents.

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10.7    Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Utah without regard to its conflict of laws principles, and the Loan Documents shall be deemed to have been executed by the parties in the State of Utah. The Loan Documents shall not be deemed to have been entered into until accepted by Lender at its chief executive office in Salt Lake City, Utah, and shall be performed by Lender, and the Loan administered by Lender, in Salt Lake City, Utah.

10.8    Severability of Invalid Provisions. Any provision of this Loan and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9    Interpretation of Loan and Security Agreement. The article and section headings in this Loan and Security Agreement are inserted for convenience only and shall not be considered part of the Loan and Security Agreement nor be used in its interpretation. All references in this Loan and Security Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

10.10   Survival and Binding Effect of Representations, Warranties, and Covenants. All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Loan and Security Agreement and shall continue in effect so long as any obligation to Lender contemplated by this Loan and Security Agreement is outstanding and unpaid, notwithstanding any termination of this Loan and Security Agreement. All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower. All agreements, representations, warranties, and covenants in this Loan and Security Agreement shall bind the party making the same, its successors and, in Lender’s case, assigns, and all rights and remedies in this Loan and Security Agreement shall inure to the benefit of and be enforceable by each party for whom made, their respective successors and, in Lender’s case, assigns.

10.11   Indemnification. Borrower shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorneys’ fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Lender of any of the Loan Documents, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender. Lender shall have the sole and complete control of the defense of any such claims. Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests. The obligations of Borrower and the rights of Lender under this Section will survive payment and performance of all obligations owing under the Loan Documents and will remain in full force and effect without termination.

10.12   Interest on Expenses and Indemnification, Collateral, Order of Application. All expenses, out-of-pocket costs, attorneys’ fees and legal expenses, amounts advanced in performance of obligations of Borrower, and indemnification amounts owing by Borrower to Lender under or pursuant to this Loan and Security Agreement, and/or any Security Documents shall be due and payable upon demand. If not paid upon demand, all such obligations shall bear interest at the Default Rate from the date of disbursement until paid to Lender, both before and after judgment. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary for payment of all such obligations and for any other obligations owing by Borrower to Lender under the Loan Documents or otherwise. Payment of all such obligations shall be secured by the Collateral and by the Security Documents.

All payments and recoveries received by Lender under the Loan Documents shall be applied to payment of the foregoing obligations, the Loan, and all other amounts owing to Lender by Borrower in such order and priority as determined by Lender. Unless otherwise elected by Lender, payments on the Loan shall be applied first to accrued interest and fees and the remainder, if any, to principal.

10.13    Limitation of Consequential Damages. Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan.

10.14    Revival Clause. If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including, without limitation, all reasonable costs, expenses, and attorneys’ fees of Lender related thereto, the liability of Borrower shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

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10.15    Consent to Utah Jurisdiction, Exclusive Jurisdiction of Utah Courts, and Jury Waiver. Borrower acknowledges that by execution and delivery of the Loan Documents, Borrower has transacted business in the State of Utah, and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from the Loan Documents and/or the transactions contemplated thereby. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THE LOAN DOCUMENTS.

10.16    Notices. All notices or demands by any party to this Loan and Security Agreement shall, except as otherwise provided herein, be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Lender at the mailing addresses stated on the last page of this Loan and Security Agreement or to such other addresses as Borrower or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

10.17    Duplicate Originals; Counterpart Execution; Delivery. Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument. Any Loan Documents may be executed in several counterparts, without the requirement that all parties sign each counterpart. Each of such counterparts shall be an original, but all counterparts together shall constitute one and the same instrument. Facsimile or other electronic transmission of any Loan Document, including retransmission of any signed facsimile or other electronic transmission, shall be the same as delivery of an original.

10.18    Disclosure of Financial and Other Information. Borrower hereby consents to Lender disclosing to any other lender who may participate in the Loan, to any financial institution or investor providing financing or capital for Lender, or to any other third party that executes a confidentiality agreement acceptable to Lender, any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan and Borrower. In addition, Borrower hereby authorizes and directs Lender to report or otherwise disclose to any credit reporting agency or other similar agency or entity any payment history, defaults, aging reports, and other financial and credit information regarding Borrower, the Loan, all Accounts, and all Account Debtors. Borrower acknowledges that such disclosures and reporting may be subject to the Fair Credit Reporting Act (FCRA), 15 U.S.C. § 1681 et seq., or other Federal or State laws and hereby voluntarily authorizes such disclosures. Borrower releases Lender and its employees, officers, directors, members, partners, and agents from any and all liability for furnishing such information.

10.19    Identity Verification Notification. Lender hereby notifies Borrower that pursuant to the requirements of the applicable United States and other laws and regulations, Lender may be required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the applicable law.

10.20    Integrated Agreement and Subsequent Amendment. The Loan Documents constitute the entire agreement between Lender and Borrower, and may not be altered or amended except by written agreement signed by Lender and Borrower. BORROWER ACKNOWLEDGES AND AGREES THAT THE LOAN DOCUMENTS ARE A FINAL EXPRESSION OF THE AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ALLEGED ORAL AGREEMENT.

All prior and contemporaneous agreements, arrangements, understandings, or representations, oral, written, express, or implied, between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

[Remainder of Page Intentionally Left Blank]

ALLIED HEALTHCARE PRODUCTS, INC.	13

Dated: February 27, 2017.

    Month       Day

Lender:		Borrower:

SUMMIT FINANCIAL RESOURCES, L.P., a Hawaii limited partnership		ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation

By:	/s/ Douglas Keefe	By:	/s/ Daniel C. Dunn
Name: Douglas Keefe		Name: Daniel C. Dunn
Title: President & CEO		Title: V.P. Finance and Chief Financial Officer

Mailing Address:		Mailing Address:
2455 East Parleys Way, Suite 200		1720 Sublette Avenue
Salt Lake City, Utah 84109		St. Louis, Missouri 63110
Attention: Senior Portfolio Manager		Attention: V.P. Finance and Chief Financial Officer

ALLIED HEALTHCARE PRODUCTS, INC.	14